Exhibit 21

HARMONY ENERGY TECHNOLOGIES CORPORATION

List of Subsidiaries

Name of Subsidiary	Jurisdiction of Organization	Ownership by Harmony
Shenzhen Smarten Technology Co., Ltd.	China	100%